EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of SMG Indium Resources Ltd. (a development stage company) on Form S-1 Amendment #4 (File No. 333-165930) of our report dated April 7, 2010, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern with respect to our audits of the financial statements and the related statements of operations, changes in stockholders’ equity (deficiency) and cash flows of SMG Indium Resources Ltd. (a development stage company) as of December 31, 2009 and 2008 and for the years then ended, and for the period January 7, 2008 (inception) to December 31, 2008 and for the period January 7, 2008 (inception) to December 31, 2009, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum llp

Marcum llp
New York, New York
December 15, 2010